HUB GROUP, INC.
HUB CITY TERMINALS, INC
AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank                                                          LaSalle Bank National Association
Chicago, Illinois                                                                                   Chicago, Illinois

U.S.Bank National Association                                                        National City Bank
Milwaukee, Wisconsin                                                                      Chicago,Illinois

Ladies and Gentlemen:

        Reference is hereby made to that certain Credit Agreement dated as of April 30, 1999 (the “Credit Agreement”), as amended and currently in effect, by and among Hub Group, Inc. (the “Public Hub Company”), Hub City Terminals, Inc. for itself and as successor by merger to Hub Holdings, Inc. (“Hub Chicago”; together with the Public Hub Company, the “Borrowers”) and you (the “Lenders”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

        The Borrowers have requested that the Lenders modify the Applicable Margins, decrease the aggregate Revolving Credit Commitments from $50,000,000 to $35,000,000 and make certain other amendments to the Credit Agreement and the Lenders are willing to do so under the terms and conditions set forth in this amendment (herein, the “Amendment”).

1.     Amendments.

        Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

    1.01.        The chart appearing in the definition of “Applicable Margin” appearing in Section 4.1 of the Credit Agreement shall be amended and as so amended, shall be restated to read as follows:

	Applicable Margin
	For Domestic Rate
	Portion of Revolving
	Credit Loans	Applicable Margin
	and Term Loans	For LIBOR
	and Swing Loans	Portions of
"When Following Status	Bearing Interest	Revolving Credit
Exists For Any Margin	with Reference to	Loans and Term	Commitment
Determination Date	Domestic Rate Is:	Loans Is:	Fee Is:
Level I Status	0.00%	1.625%	.275%
Level II Status	0.00%	1.75%	.30%
Level III Status	0.00%	2.00%	.35%
Level IV Status	0.50%	2.50%	.40%

    1.02.        The definition of the terms “Level I Status”, “Level II Status”, “Level III Status” and “Level IV Status” appearing in Section 4.1 of the Credit Agreement shall be amended and as so amended shall be restated in their entirety to read, respectively, as follows:

““Level I Status” means, for any Determination Date, that as of the close of the most recently completed fiscal quarter of the Public Hub Company with reference to which such Determination Date was set, the Cash Flow Leverage Ratio is less than 1.75 to 1.

“Level II Status” means, for any Determination Date, that as of the close of the most recently completed fiscal quarter of the Public Hub Company with reference to which such Determination Date was set, the Cash Flow Leverage Ratio is greater than or equal to 1.75 to 1 but less than 2.25 to 1.

“Level III Status” means, for any Determination Date, that as of the close of the most recently completed fiscal quarter of the Public Hub Company with reference to which such Determination Date was set, the Cash Flow Leverage Ratio is greater than or equal to 2.25 to 1 but less than 2.75 to 1.

“Level IV Status” means, for any Determination Date, that as of the close of the most recently completed fiscal quarter of the Public Hub Company with reference to which such Determination Date was set, the Cash Flow Leverage Ratio is greater than or equal to 2.75 to 1.”

    1.03.        Section 7.10 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

        “Section 7.10. Cash Flow Leverage Ratio. The Hub Group shall not, as of the close of each fiscal quarter of the Public Hub Company, permit the Cash Flow Leverage Ratio as of such date to be more than 3.00 to 1.”

    1.04.        The Revolving Credit Commitments of the Lenders set forth opposite the Lenders’ names on their respective signature pages of the Credit Agreement or on an Assignment Agreement delivered pursuant to Section 11.10 of the Credit Agreement, as the case may be, shall be amended and restated as set forth on Annex I attached hereto. On the effective date of this Amendment, the Lenders shall make appropriate adjustments between themselves to reflect the changes in the Revolving Credit Commitments contemplated hereby and the Borrower shall be deemed to have requested non-ratable Loans to effect such adjustments.

2. Conditions Precedent.

        The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

    2.01.        The Borrowers, the Guarantors and the Lenders shall have executed and delivered this Amendment.

    2.02.        Legal matters incident to the execution and delivery of this Amendment shall be reasonably satisfactory to the Agent and its counsel.

        Upon the satisfaction of the foregoing conditions precedent, the Applicable Margins shall be those applicable for Level II Status and shall remain in effect until the Determination Date occurring after the effective date hereof.

3. Representations.

        In order to induce the Lenders to execute and deliver this Amendment, the Borrowers hereby represent to the Lenders that as of the date hereof, the representations and warranties set forth in Section 5 of the Credit Agreement are and remain true and correct in all material respects (except to the extent the same expressly relate to an earlier date and except that for purposes of this paragraph the representations contained in Section 5.5 shall be deemed to refer to the most recent financial statements of the Public Hub Company delivered to the Lenders) and the Borrowers are in full compliance with all of the terms and conditions of the Credit Agreement after giving effect to this Amendment and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

4.     Miscellaneous.

    4.01.        Each Borrower and each Guarantor acknowledges and agrees that, except as modified by this Amendment, all of the Loan Documents to which it is a party remain in full force and effect for the benefit and security of, among other things, the Obligations as modified hereby. Each Borrower and each Guarantor further acknowledges and agrees that all references in such Loan Documents to the Obligations shall be deemed a reference to the Obligations as so modified. Each Borrower and each Guarantor further agrees to execute and deliver any and all instruments or documents as may be reasonably required by the Agent or the Required Lenders to confirm any of the foregoing.

    4.02.        The Borrowers and the Guarantors have heretofore executed and delivered to the Agent that certain Security Agreement dated as of October 15, 2002 and certain other Collateral Documents. The Borrowers and the Guarantors hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Agent thereunder, the obligations of the Borrowers and the Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

    4.03.        Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as specifically amended hereby.

    4.04.        This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

    4.05.        The Borrowers agree to pay, jointly and severally, all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the reasonable fees and expenses of counsel for the Agent with respect to the foregoing.

Dated as of March 25, 2004
HUB GROUP, INC., a Borrower
HUB CITY TERMINALS, INC., a Borrower

By
David P. Yeager
Chief Executive Officer for each of the above
Companies

        Accepted and agreed to as of the date and year last above written.

HARRIS TRUST AND SAVINGS BANK

By
Name:__________________________
Title:___________________________

U.S.BANK NATIONAL ASSOCIATION

By
Name:__________________________
Title:___________________________

LASALLE BANK NATIONAL ASSOCIATION

By
Name:__________________________
Title:___________________________

NATIONAL CITY BANK

By
Name:__________________________
Title:___________________________

ANNEX I

REVISED REVOLVING CREDIT COMMITMENTS

LENDER	REVOLVING CREDIT COMMITMENT

Harris Trust and Savings Bank	$14,381,922.67

U.S. Bank National Association	$ 9,418,077.33

LaSalle Bank National Association	$ 6,300,000.00

National City Bank	$ 4,900,000.00

GUARANTORS' CONSENT

        The undersigned heretofore executed and delivered to the Lenders the Guaranty Agreement. The undersigned hereby consent to the Amendment to the Credit Agreement as set forth above and confirm that the Guaranty Agreement and all of the obligations of the undersigned thereunder remain in full force and effect. The undersigned further agree that their consent to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty Agreement.

HUB CHICAGO HOLDINGS, INC., a Guarantor

By
David P. Yeager
Chief Executive Officer

HLX COMPANY, L.L.C., a Guarantor

By
David P. Yeager
Vice Chairman and Chief Executive Officer

QSSC, INC.
QUALITY SERVICES, L.L.C.
QUALITY SERVICES OF KANSAS, L.L.C.
QUALITY SERVICES OF NEW JERSEY, L.L.C.
Q.S. OF ILLINOIS, L.L.C.
Q.S. OF GEORGIA, L.L.C.

By
David P. Yeager
Chief Executive Officer for each of the
above Guarantors

HUB GROUP ALABAMA, LLC
HUB GROUP ATLANTA, LLC
HUB GROUP BOSTON, LLC
HUB GROUP CANADA, L.P.
HUB GROUP CLEVELAND, LLC
HUB GROUP DETROIT, LLC
HUB GROUP FLORIDA, LLC
HUB GROUP GOLDEN GATE, LLC
HUB GROUP INDIANAPOLIS, LLC
HUB GROUP KANSAS CITY, LLC
HUB GROUP LOS ANGELES, LLC
HUB GROUP MID ATLANTIC, LLC
HUB GROUP NEW ORLEANS, LLC
HUB GROUP NEW YORK STATE, LLC
HUB GROUP NEW YORK-NEW JERSEY, LLC
HUB GROUP NORTH CENTRAL, LLC
HUB GROUP OHIO, LLC
HUB GROUP PHILADELPHIA, LLC
HUB GROUP PITTSBURGH, LLC
HUB GROUP PORTLAND, LLC
HUB GROUP ST. LOUIS, LLC
HUB GROUP TENNESSEE, LLC
HUB CITY TEXAS, L.P.
HUB GROUP TRANSPORT, LLC
HUB GROUP ASSOCIATES, INC.
HUB FREIGHT SERVICES, INC.
HUB HIGHWAY SERVICES
HUB GROUP DISTRIBUTION SERVICES, LLC

By
David P. Yeager
Chief Executive Officer for each of the
above Guarantors